UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 22, 2006

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On March 22, 2006, the Compensation Committee (the "Committee") of the Board of Directors of American Eagle Outfitters, Inc. (the "Company") granted 12,600 shares of performance based restricted stock to Susan McGalla, President and Chief Merchandising Officer, American Eagle Brand, under the Company's 2005 Stock Award and Incentive Plan (the "Plan"). This award will vest based on achievement of the Company's restricted stock EPS goals ranging from 0% of the shares at threshold to 100% at target.  If the threshold restricted stock EPS Goal is not met the shares shall be forfeited. Additionally, the Committee granted Ms. McGalla 30,000 stock options under the Plan, exercisable at the fair market value on the grant date and vesting over three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: March 28, 2006	By:	/s/ Dale E. Clifton
Dale E. Clifton
Senior Vice President and Chief Accounting Officer